UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 13, 2006

Xethanol Corporation
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-50154	84-1169517
(Commission File Number)	(IRS Employer Identification No.)

1185 Avenue of the Americas New York, New York	10036
(Address of Principal Executive Offices)	(Zip Code)

(646) 723-4000
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 3 - SECURITIES AND TRADING MARKETS

ITEM 3.02. Unregistered Sales of Equity Securities

(a)
Pursuant to the Investor Purchaser Agreement described in the Current Report on Form 8-K filed by Xethanol Corporation on April 7, 2006 (the “Form 8-K”) and in the Amendment to Current Report on Form 8-K filed by Xethanol on April 12, 2006 (the “Form 8-K/A”), on April 13, 2006, Xethanol completed the sale to the Investors listed on Exhibit 1.7 attached to the Form 8-K/A of an aggregate of 6,697,827 shares (the “Shares”) of its $.001 par value Common Stock (“Common Stock”), Series A Warrants to purchase up to 1,339,605 shares of Common Stock and Series B Warrants to purchase up to 669,846 shares of Common Stock. Pursuant to the Goldman Purchase Agreement described in the Form 8-K and in the Form 8-K/A, on April 13, 2006, Xethanol completed the sale to Goldman of 888,889 shares of Common Stock, Series A Warrants to purchase up to 177,778 shares of Common Stock and Series B warrants to purchase up to 88,889 shares of Common Stock.

(b)
All of the securities specified in the preceding subparagraph (a) were sold for cash. The total purchase price paid to Xethanol for the sale of such securities was $34,139,951. The total commissions paid or payable with respect to such sales are $2,509,396.78. In addition, Xethanol will issue Class A Warrants to purchase an aggregate of 606,938 Shares of Common Stock to certain placement agents who provided services to Xethanol in connection with the sale of the Investor Shares and the Class A Warrants and the Class B Warrants to the Investors.

(c)
Exemption from registration of the securities specified in the preceding subparagraph (a) is claimed under Section 4(2) of the Securities Act of 1933, as amended (the “Act”) and Rule 506 promulgated thereunder. Exemption is claimed based, among other things, upon the representations made by each of the Investors and Goldman in their subscription documents that include, among other things, a representation from each such purchaser that it is an Accredited Investor within the meaning of Regulation D promulgated under the Act.

(d)
The Series A Warrants are exercisable until April 12, 2009 to purchase shares of Common Stock at a purchase price of $4.50 per share. The Series B Warrants are exercisable until April 12, 2009 to purchase shares of Common Stock at a purchase price of $6.85 per share.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Xethanol Corporation

Date: April 13, 2006	By:	/s/ Christopher d’Arnaud-Taylor
Christopher d’Arnaud-Taylor
Chairman, President and Chief Executive Officer (principal executive officer)